EXHIBIT 23.34

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-89189 on Form S-8 of Dollar Thrifty Automotive Group, Inc. of our report dated June 25, 2007, relating to our audit of the 2006 financial statements, which appears in the Annual Report on Form 11-K of Dollar Thrifty Automotive Group, Inc. Retirement Savings Plan for the year ended December 31, 2006.

/s/ TULLIUS TAYLOR SARTAIN & SARTAIN LLP

Tulsa, Oklahoma

June 25, 2007